FRANKLIN CUSTODIAN FUNDS, INC.

                      ARTICLES SUPPLEMENTARY TO THE CHARTER

     FRANKLIN CUSTODIAN FUNDS, INC., a Maryland corporation having its principal office c/o Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation") , and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies in accordance with the requirements of Sections 2-208, 2.201.1 of the Maryland General Corporation Law to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation has authority to issue a total of fourteen billion (14,000,000,000) shares of stock with a par value of one cent ($.Ol) per share, such shares having an aggregate par value of $140,000,000. The allocation of such shares to the Corporation's existing classes and sub-classes is as follows:

CLASS DESIGNATION                                    NUMBER OF SHARES ALLOCATED


U.S. Government Securities Series Class               2,500,000,000
U.S. Government Securities Series Class II            2,500,000,000

Income Series Class I                                 3,600,000,000
Income Series Class II                                3,600,000,000

Growth Series Class I                                   250,000,000
Growth Series Class II                                  250,000,000

DynaTech Series Class I                                 250,000,000
DynaTech Series Class II                                250,000,000

Utilities Series Class I                                400,000,000
Utilities Series Class II                               400,000,000

     SECOND:  The Board of  Directors of the  Corporation,  in  accordance  with
Section 2-105(c) of the Maryland General Corporation Law, has adopted a resolution increasing the aggregate number of shares by four billion (4,000,000,000) shares so that the Corporation has authority to issue seventeen billion (18,000,000,000) shares.

     THIRD: The Board of Directors has allocated one billion (1,000,000,000) of such increased shares to a sub-class known a U.S. Government Securities Series - Class Z one billion (1,000,000,000) of such increased shares to a sub-class known as Growth Series - Class Z and one billion (1,000,000,000) of such increased shares to a sub-class known as Utilities Series - Class Z and one billion (1,000,000,000) of such increased shares to the existing sub-class known as Income Series Class I. FOURTH: Following the aforesaid actions, the total number of shares that the Corporation is authorized to issue is seventeen billion (18,000,000,000) with a par value of one cent ($.Ol) per share and an aggregate par value of $180, 000, 000 and the allocation of shares to the Corporation's existing classes and sub-classes is as follows:

CLASS DESIGNATION                                    NUMBER OF SHARES ALLOCATED

U.S. Government Securities Series Class I              2,500,000,000
U.S. Government Securities Series Class II             2,500,000,000
U.S. Government Securities Series Class Z              1,000,000,000

Income Series Class I                                  4,600,000,000
Income Series Class II                                 3,600,000,000

Growth Series Class I                                    250,000,000
Growth Series Class II                                   250,000,000
Growth Series Class Z                                  1,000,000,000

DynaTech Series Class I                                  250,000,000
DynaTech Series Class II                                 250,000,000

Utilities Series Class I                                 400,000,000
Utilities Series Class II                                400,000,000
Utilities Series Class Z                               1,000,000,000

     FIFTH: A description of the shares so classified, with the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

          (a) The assets of the Corporation received as a consideration for the issue or sale of shares of each class of stock, together with all income, earnings, profits and proceeds thereof, in whatsoever form the same may be, may be invested only in cash or securities having at the time of investments the qualifications expressed in relation to each class. As used herein "Cash" shall include cash equivalents as determined by the Board of Directors and "Securities" shall include all forms of stocks, bonds, rights and certificates or evidences of interest indebtedness and participation irrespective of form. The investment qualifications for the classes of stock so classified shall be as follows:

          (1) GROWTH SERIES SHARES.

               (A) Cash; or

               (B) Any shares of common or capital stock listed or admitted to trading privileges or dealt in on the New York Stock Exchange or any other recognized security exchange or the issuer of which is a corporation, association or similar legal entity having gross assets valued by it at not less than $1,000,000, as shown by its latest published annual report and bonds or preferred stock or other Securities convertible into such common or capital stock or in covered call options listed for trading on a national securities exchange.

          (2) U.S. GOVERNMENT SECURITIES SERIES.

               (A) Cash; or

               (B) Securities which are obligations of or guaranteed by the United States Government or its instrumentalities.

          (3) INCOME SERIES SHARES.

               (A) Cash; or

               (B) Securities listed or admitted to trading privileges or dealt in on the New York Stock Exchange or any other recognized security exchange; or the issuer of which is a corporation, association or similar legal entity having gross assets valued by it at not less than $1,000,000, as shown by its latest published annual report.

          (4) UTILITIES SERIES SHARES.

               (A) Cash; or

               (B) Securities issued, created or guaranteed by a corporation, association or similar legal entity engaged in the public utilities industry. The determination of the Board of Directors shall be conclusive as to what corporations are engaged in the public utilities industry.

          (5) DYNATECH SERIES SHARES.

               (A) Cash; or

               (B) Securities listed or admitted to trading privileges or dealt in on the New York Stock Exchange or any other recognized security exchange or the issuer of which is a corporation, association or similar legal entity having gross assets valued by it at not less than $1,000,000, as shown by its latest published annual report.

          (b) The shares of Class I, Class II and Class Z of a Series shall represent proportionate interests in the same portfolio of investments of the Series. The shares of Class I, Class II and Class Z of a Series shall have the same rights and privileges, and shall be subject to the same limitations and priorities, all as set forth herein, provided that dividends paid on the shares of Class I shall not reflect any reduction for payment of fees under the Distribution Plan of Class II adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 as amended, dividends paid on the shares of Class II shall not reflect reduction for payment of fees under the Distribution Plan of Class I adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 as amended, and dividends paid on the shares of Class Z shall not reflect reductions for payments of fees under any Distribution Plan adopted pursuant to 12b-1 under the Investment Company Act of 1940 as amended, and provided further, that the shares of Class I and Class Z shall not vote upon or with respect to any matter relating to or arising from any such Distribution Plan of Class II, and the shares of Class II and Class Z shall not vote upon or with respect to any matter relating to or arising from any such Distribution Plan of Class I.

          Each share of a class shall have equal rights with each other share of that class with respect to the assets of the Corporation pertaining to that class. The dividends payable to the holders of any class or sub-class thereof (subject to any applicable rules, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) may be charged with any pro rata portion of distribution expenses paid pursuant to a Plan of Distribution adopted by such class or sub-class thereof in accordance with Investment Company Act of 1940 Rule 12b-1 (or any successor thereto), which dividend shall be determined as directed by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Incorporation to stock or class of stock shall apply without discrimination to the shares of each class of stock.

          (c) The assets of the Corporation received as a consideration for the issue or sale of shares of each class of its stock, together with all income, earnings, profits and proceeds thereof from the time of receipt thereof by the Corporation in whatever form the same shall from time to time be, shall irrevocably appertain to such class of stock and shall constitute the assets of such class of stock, subject only to the rights of creditors, and shall be so entered and segregated upon the books of account, and shall be known as the "underlying assets" of such class. The underlying assets of each class shall be charged with the liabilities (including accrued expenses and reserves as determined from time to time by the Board of Directors in accordance with sound accounting practice) in respect of such class and shall also be charged with the share of such liabilities (including general liabilities of the Corporation) in respect of any two or more classes in proportion to the liquidating asset value of the respective classes, determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to which such liabilities are allocable to a given class and as to which of the same are general or allocable to two or more classes. If at any time any reasonable doubt may exist as to the class or classes of stock to which any particular assets of the Corporation shall properly belong, the Board of Directors may, by specific resolution, resolve such doubt and its action in that regard shall be conclusive.

          (d) In the event of the dissolution or other liquidation of the Corporation the registered holders of the stock of any class shall be entitled to receive, as a class, the underlying assets of such class available for distribution to stockholders less the liabilities (including accrued expenses and reserves as determined from time to time by the Board of Directors in accordance with sound accounting practice) in respect of such class, and also the share of such liabilities (including general liabilities of the Corporation) in respect of any two or more classes in proportion to the liquidating asset value of the respective classes. Said available underlying assets of any class, less the liabilities of such class shall be distributable among the shareholders of the stock of such class in proportion to the number of shares of stock of such class held by them respectively.

          (e) The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class then standing in his or her name in the books of the Corporation. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class or sub-class, shall be voted in the aggregate and not by class or sub-class except (1) when otherwise expressly provided by the Maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by individual classes, or sub-classes and (3) when the matter does not affect any interest of the particular class or sub-class, then only shareholders of the affected classes or sub-classes shall be entitled to vote thereon. Holders of shares of stock of the Corporation shall not be entitled to cumulative voting in the election of directors or on any other matter.

          SIXTH: The Growth Series Shares, the U.S. Government Securities Series Shares, the Income Series Shares, the Utilities Series Shares, and the DynaTech Series Shares have been duly classified by the board of directors pursuant to authority and power contained in the charter of the Corporation.

          IN WITNESS WHEREOF, FRANKLIN CUSTODIAN FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on July 15, 1996

                                    FRANKLIN CUSTODIAN FUNDS, INC.


                                    By:  /s/ Charles B. Johnson
                                         Charles B. Johnson
                                         President


Witness (Attest)


/s/ Brian E. Lorenz
Brian E. Lorenz, Secretary




     THE UNDERSIGNED, President of FRANKLIN CUSTODIAN FUNDS, INC. who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Supplementary to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                          /s/ Charles B. Johnson
                                          Charles B. Johnson
                                          President



                         FRANKLIN CUSTODIAN FUNDS, INC.

                            CERTIFICATE OF CORRECTION


      FIRST:      The title of the document being corrected is:
                      ARTICLES SUPPLEMENTARY TO THE CHARTER

      SECOND: The name of the party to the document being corrected is:
                          FRANKLIN CUSTODIAN FUND, INC.
      THIRD:      The date that the document being corrected was filed was on:

                                  JULY 19, 1996

      FOURTH: In the previously filed Articles Supplementary to the Charter in Paragraphs SECOND and FOURTH, there is a typographical error in that the type written word "seventeen" should be corrected to the type written word "eighteen".

      IN WITNESS WHEREOF, FRANKLIN CUSTODIAN FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on August 20, 1996.


                                          FRANKLIN CUSTODIAN FUNDS, INC.

                                          By: /s/ Charles B. Johnson
                                              Charles B. Johnson
                                              President

Witness (Attest)


/s/ Brian E. Lorenz
Brian E. Lorenz, Secretary



      THE UNDERSIGNED, President of FRANKLIN CUSTODIAN FUNDS, INC. who executed on behalf of said corporation the foregoing Certificate of Correction to the Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Certificate of Correction to the Supplementary to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                          /s/ Charles B. Johnson
                                          Charles B. Johnson
                                          President